SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ANWORTH MORTGAGE ASSET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Anworth Mortgage Asset Corporation

April 24, 2014

SUPPLEMENT TO OUR PROXY STATEMENT

In our definitive proxy statement dated April 14, 2014, we indicated that activist hedge fund, Western Investment LLC (“Western”), submitted a letter dated March 12, 2014 wherein it indicated its intention to nominate five insurgent director-candidates for election at our 2014 annual meeting and solicit proxies opposing the election of your Board’s six director nominees.

In our proxy statement we told you that Western’s March 12, 2014 letter and its attempted nomination of insurgent director-candidates, were invalid, because Western’s letter was submitted prior to the commencement of the 30-day “window period” required for the submission of stockholder nominations of director-candidates under Article Eighth, Subsection (a)(7)(a) of our articles of incorporation (“Article Eighth”). The window period commenced on March 23, 2014 and closed on April 22, 2014.

By letter dated April 18, 2014, Western has now formally notified us that it nominated five insurgent director-candidates and intends to solicit proxies to elect such nominees at the 2014 annual meeting. Western’s April 18, 2014 letter was timely received by us and the Company accepts Western’s insurgent director nominations as properly submitted under Article Eighth.

Accordingly, any proxies solicited by Western for the election of its insurgent director nominees will be counted at the annual meeting to the extent they otherwise are in proper form and properly presented at the annual meeting.

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DISREGARD ANY GOLD PROXY CARD AND PROXY MATERIAL YOU RECEIVE FROM OR ON BEHALF OF WESTERN.

You may soon be receiving proxy materials and a gold proxy card from Western Investment LLC. Your Board strongly urges you not to sign or return any gold proxy card you may receive from or on behalf of Western Investment LLC. Instead, your Board urges you to complete, sign date and return only the WHITE PROXY CARD enclosed with this letter and return it in the pre-addressed envelope provided. You may also refer to the instructions on your WHITE PROXY CARD to vote your shares via the Internet or by phone.

VOTE TODAY USING THE WHITE PROXY CARD FOR THE ELECTION OF MESSRS. LLOYD McADAMS, LEE A. AULT III, JOE E. DAVIS, ROBERT C. DAVIS, JOSEPH E. McADAMS AND MARK S. MARON.

Thank you for your prompt consideration.

Sincerely,

Your Board of Directors

If you have questions or need assistance voting your WHITE proxy card,

please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885